                                                                     EXHIBIT 4.2

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         THIS FIRST AMENDMENT (the "Amendment") to the Rights Agreement (the "Rights Agreement") dated as of June 28, 2004, between Salton, Inc., a Delaware corporation (the "Company"), and UMB Bank, N.A., as Rights Agent (the "Rights Agent"") is dated as of the 7th day of June 2006.

         WHEREAS, the Company desires to amend the Rights Agreement to: (i) increase certain triggering thresholds for the determination of an Acquiring Person from 20% to 25%; (ii) provide that the issuance, or the right to issue, by the Company of Common Shares to a Person upon redemption by the Company of Series A Preferred Shares shall not result in such Person becoming an Acquiring Person; and (iii) provide that the issuance, or the right to issue, by the Company of Common Shares to a Person in accordance with the anti-dilution provisions of the Series A Preferred Shares shall not result in such Person becoming an Acquiring Person; and

         WHEREAS, Section 27 of the Rights Agreement authorizes the Board of Directors of the Company to adopt the proposed amendment without the approval of the Company's stockholders; and

         WHEREAS, on June 2, 2006, this Amendment to the Rights Agreement was adopted and approved by the Board of Directors of the Company in accordance with the provisions of the Rights Agreement; and

         WHEREAS, capitalized terms used but not defined herein have the meanings assigned to such terms in the Rights Agreement;

         NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Amendment) and agreements contained herein, the parties hereto agree to amend the Rights Agreement as follows:

         1. Amendment to Section 1(a) of Rights Agreement. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

               "(a) "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more of the aggregate number of Common Shares of the Company then outstanding; provided, however that (i) in no event shall any Exempt Person be deemed to be an Acquiring Person,
         (ii) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of the Company's Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, (A) acquire, in one or more transactions, Beneficial Ownership of an additional number of Common Shares which exceeds 0.25% of the then-outstanding Common Shares and (B) beneficially own after such acquisition 25% or more of the aggregate number of Common Shares of the Company then outstanding, then such Person shall be deemed to be an "Acquiring Person," (iii) no Person who or which, together with all Affiliates and Associates of such Person, was the Beneficial Owner of 20% or more of the aggregate number of Common Shares of the Company issued and outstanding as of 5:00 p.m., New York time, on June 28, 2004 shall be deemed to be an "Acquiring Person" for purposes of this Agreement; provided, however, that if such Person or any of its Affiliates and Associates, after 5:00 p.m., New York time, on June 28, 2004, (A) acquires, in one or more transactions, Beneficial Ownership of an additional number of Common Shares which exceeds 0.25% of the then-outstanding Common Shares and (B) beneficially owns after such acquisition 25% or more of the aggregate number of Common Shares of the Company then outstanding, then such Person shall be deemed to be an "Acquiring Person," (iv) the issuance, or the right to issue, by the Company of Common Shares to a Person upon redemption by the Company of the Series A Voting Convertible Preferred Stock, par value $.01, of the Company ("Series A Preferred Shares") shall not result in such Person becoming an Acquiring Person; provided, however, that if such Person or its affiliates shall (A) become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of such issuance and (B) thereafter acquire, in one or more transactions, Beneficial Ownership of an additional number of Common Shares which exceeds 0.25% of the then outstanding Common Shares, then such Person shall be deemed to be an "Acquiring Person," (v) the issuance, or the right to issue, by the Company of Common Shares to a Person in accordance with the anti-dilution provisions of Series A Preferred Shares shall not result in a Person becoming an Acquiring Person; provided, however, that if such Person or its Affiliates shall (A) become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of such issuance and (B) thereafter acquire, in one ore more transactions, Beneficial Ownership of an additional number of Common Shares which exceeds 0.25% of the then outstanding Common Shares, then such Person shall be deemed to be an "Acquiring Person" and (vi) if the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

         2. Amendment to Summary of Stockholder Rights Agreement. The third full paragraph entitled "Acquiring Person" in the Summary of Stockholder Rights Agreement attached as Exhibit C to the Rights Agreement is hereby deleted in its entirety and replaced with the following:

               "Acquiring Person. An "Acquiring Person" is a person or group of affiliated or associated persons who have acquired beneficial ownership of 25% or more of the outstanding Common Shares, other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries ("Exempt Persons"); provided, however that (i) in no event shall any Exempt Person be deemed to be an Acquiring Person, (ii) no person shall become an Acquiring Person, as the result of an acquisition of Common Shares by the Company which increases the proportionate number of shares beneficially owned by such person and its affiliates and associates to 25% or more of the Common Shares then outstanding (provided, however, that if such person becomes the beneficial owner of 25% or more of the Common Shares then outstanding by reason of share acquisitions by the Company and, after such share acquisitions, (A) acquires beneficial ownership of an additional number of Common Shares which exceeds 0.25% of the then-outstanding Common Shares and (B) beneficially owns after such acquisition 25% or more of the aggregate number of Common Shares then outstanding, then such person shall be deemed to be an Acquiring Person), (iii) no person who or which, together with all affiliates and associates of such person, was the Beneficial Owner of 20% or more of the aggregate number of Common Shares of the Company issued and outstanding as of 5:00 p.m., New York time, on June 28, 2004 shall be deemed to be an "Acquiring Person" (provided, however, that if such person or any of its affiliates and associates, after 5:00 p.m., New York time, on June 28, 2004, (A) acquires, in one or more transactions, beneficial ownership of an additional number of Common Shares which exceeds 0.25% of the then-outstanding Common Shares and (B) beneficially owns after such acquisition 25% or more of the aggregate number of Common Shares of the Company then outstanding, then such person shall be deemed to be an Acquiring Person), (iv) the issuance, or the right to issue, by the Company of Common Shares to a person upon redemption by the Company of the Series A Voting Convertible Preferred Stock, par value $.01, of the Company ("Series A Preferred Share") shall not result in such person becoming an Acquiring Person (provided, however, that if such person or its affiliates shall (A) become the beneficial owner of 25% or more of the Common Shares of the Company then outstanding by reason of such issuance and (b) thereafter acquire, in one or more transactions, beneficial ownership of an additional number of Common Shares which exceeds 0.25% of the then outstanding Common Shares, then such persons hall be deemed to be an Acquiring Person), (v) the issuance, or the right to issue, by the Company of Common Shares to a person in accordance with the anti-dilution provisions of Series A Preferred Shares shall not result in a person becoming an Acquiring Person (provided, however, that if such person or its affiliates shall (A) become the beneficial owner of 25% or more of the Common Shares of the Company then outstanding by reason of such issuance and (B) thereafter acquire, in one ore more transactions, beneficial ownership of an additional number of Common Shares which exceeds 0.25% of the then outstanding Common Shares, then such person shall be deemed to be an Acquiring Person) and (vi) if the Board of Directors of the Company determines in good faith that a person who would otherwise be an Acquiring Person has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Common Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for any purposes of the Rights Agreement."

         3. Except as expressly amended hereby, the Rights Agreement remains in full force and effect.

         4. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.

         5. This Amendment to the Rights Agreement shall be effective as of the date hereof, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

         6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SALTON, INC.                                   UMB Bank, N.A.


By:                                            By:
    -------------------------------                -----------------------------
Name:                                          Name:
Title:                                         Title: